PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 17

ARTICLES SUPPLEMENTARY

Prudential Investment Portfolios, Inc. 17, a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The number of shares of common stock, par value $0.001 per share (the "Common Stock"), that the Corporation has authority to issue is hereby increased by 1,500,000,000 shares to an aggregate of 52,000,000,000 shares, having an aggregate par value of $52,000,000.

SECOND: The 1,500,000,000 additional shares of Common Stock authorized in Article FIRST are hereby classified and designated as classes in a new series of Common Stock as follows:

PGIM ESG Total Return Bond Fund
Class A Common Stock	200,000,000
Class C Common Stock	300,000,000
Class R6 Common Stock	400,000,000
Class Z Common Stock	600,000,000

THIRD: The shares of the series classified as set forth above shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of classes of a series of Common Stock as set forth in the Charter.

FOURTH: Prior to the authorization, classification and designation authorized by these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue was 50,500,000,000 shares, $0.001 par value per share, having an aggregate par value of $50,500,000, classified and designated as follows:

PGIM Total Return Bond Fund
Class A Common Stock	2,200,000,000
Class B Common Stock	5,000,000
Class C Common Stock	500,000,000
Class R Common Stock	500,000,000
Class R2 Common Stock	400,000,000
Class R4 Common Stock	400,000,000
Class R6 Common Stock	19,700,000,000
Class Z Common Stock	23,000,000,000
Class T Common Stock	470,000,000
PGIM Short Duration Multi-Sector Bond Fund
Class A Common Stock	250,000,000
Class C Common Stock	50,000,000
Class R6 Common Stock	1,500,000,000
Class Z Common Stock	1,500,000,000
Class T Common Stock	25,000,000

FIFTH: As authorized, classified and designated hereby, the total number of shares of all series and classes of stock which the Corporation has authority to issue is 52,000,000,000 shares, $0.001 par value per share, having an aggregate par value of $52,000,000, classified and designated as follows:

PGIM Total Return Bond Fund
Class A Common Stock	2,200,000,000
Class B Common Stock	5,000,000
Class C Common Stock	500,000,000
Class R Common Stock	500,000,000
Class R2 Common Stock	400,000,000
Class R4 Common Stock	400,000,000
Class R6 Common Stock	19,700,000,000
Class Z Common Stock	23,000,000,000
Class T Common Stock	470,000,000
PGIM Short Duration Multi-Sector Bond Fund
Class A Common Stock	250,000,000
Class C Common Stock	50,000,000
Class R6 Common Stock	1,500,000,000
Class Z Common Stock	1,500,000,000
Class T Common Stock	25,000,000
PGIM ESG Total Return Bond Fund
Class A Common Stock	200,000,000
Class C Common Stock	300,000,000
Class R6 Common Stock	400,000,000
Class Z Common Stock	600,000,000

SIXTH: The Board of Directors increased the total number of authorized shares of Common Stock pursuant to Section 2-105(c) of the MGCL and classified the additional shares of Common Stock pursuant to Section 2-208 of the MGCL and under the authority contained in the Charter.

SEVENTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

EIGHTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer's knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Prudential Investment Portfolios, Inc. 17 has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on this 21st day of June, 2021.

ATTEST:	PRUDENTIAL INVESTMENT PORTFOLIOS,
INC. 17
/s/ Diana Huffman	By: /s/ Scott E. Benjamin
Name: Diana Huffman	Name: Scott Benjamin
Title: Assistant Secretary	Title: Vice President